"./pressrelease_files/editdata.mso" /> VANGUARD HEALTH SYSTEMS, INC.

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Vanguard Health Systems, Inc.
Trip Pilgrim, Vice President, 615/665-6049

Baptist Health System
Karen May, Public Relations Director, 210/297-1558

DEFINITIVE PURCHASE AGREEMENT SIGNED BETWEEN VANGUARD HEALTH
SYSTEMS, INC. AND BAPTIST HEALTH SYSTEM

Creates Strategic Partnership to Insure Future of Faith-Based Health Care System in San Antonio

(Nashville, TN and San Antonio, TX, October 8, 2002) - Vanguard Health Systems, Inc. (“Vanguard”) and Baptist Health System  (“BHS”) announced today that they have signed a definitive agreement for Vanguard to acquire the five acute care hospitals totaling 1,543 licensed beds and related health care businesses of BHS in San Antonio and surrounding areas of south Texas.  Vanguard’s purchase price for the assets will be $295 million, payable $247 million in cash and $48 million in Vanguard equity and subordinated debt securities.

The Board of Directors of Vanguard, the Board of Trustees of BHS and BHS’ members have approved the proposed transaction, which is subject to customary conditions, including clearance under federal and state antitrust laws and review by the Attorney General of Texas under Texas law on the sale of assets by non-profit corporations.  The transaction is also conditioned upon BHS’ receipt of final consent from the Baptist General Convention of Texas (“BGCT”). The Human Welfare Coordinating Board and the Executive Board of the BGCT have each recommended consent to the transaction, with final consent pending at the BGCT’s annual convention in November.  The transaction is expected to be completed by the end of calendar 2002.

Vanguard will maintain the Baptist name and identity of the hospitals and other facilities and the Baptist, faith-based nature of the system, providing for an expanded pastoral care and chaplain program.  As part of this effort, a new position, Vice President – Ministry, will be created to oversee the ongoing Baptist ministry of BHS.  This position will be nominated by a committee comprised of local Baptists.

“We are extremely excited to be moving forward with our partnership with the Baptist Health System,” stated Charles N. Martin, Jr., Chairman and CEO of Vanguard.  “This partnership exemplifies Vanguard’s continuing commitment to bridging the best of the not-for-profits’ traditions of community service and mission with the access to capital, management skills and economies of scale associated with a larger organization.”  Vanguard is also committing to maintain current charity care and access levels, to invest a minimum of $200 million in capital projects over a six-year period and to maintain each of the existing Baptist hospitals for at least seven years and BHS’ Institute of Health Education for at least 10 years.

“We have spent many months evaluating the options for our health system, ” said Earl Cutler, Chairman of the BHS Board of Trustees. “In Vanguard, we have found a partner who has committed to address the issues most important to BHS and for San Antonio - significant capital investment, preservation of the system’s identity and mission, and maintaining all five of our hospitals.”  BHS will appoint three of the seven board members of the Vanguard entity that will govern the hospitals and their related businesses, and will have certain approval rights with respect to major decisions.

Vanguard plans to finance the cash portion of the purchase price with available funds, the proceeds of private sales of its common stock to existing shareholders and borrowings under an expanded credit facility. Vanguard expects to expand its current $125 million revolving loan facility by adding a term loan facility to borrow up to $200 million. Bank of America, N.A. has agreed to underwrite and arrange the new term loan facility subject to customary conditions, including, without limitation, that there has been no material adverse change in Vanguard’s financial condition prior to closing and no material disruption or material adverse change to the syndication market for loans similar in nature to the term loans to be provided.

Cain Brothers acted as financial advisor to BHS with respect to the transaction and has issued a fairness opinion to the BHS Board of Trustees.

Baptist Health System is a leading provider of health care in San Antonio and South Texas and includes five not-for-profit acute-care hospitals (Baptist Medical Center, North Central Baptist Hospital, Northeast Baptist Hospital, Southeast Baptist Hospital and St. Luke's Baptist Hospital), Baptist Regional Children's Center, Baptist Cancer Center, Baptist Women's Health Center, HealthLink-North wellness and fitness center, community health and wellness programs, medical office buildings, air medical transport, Healthmaster occupational health clinic, a teaching center (Institute of Health Education), and other health-related services and affiliations.

Vanguard Health Systems, Inc., formed in 1997 and based in Nashville, TN, currently owns and operates 10 acute care hospitals and complementary ancillary services and facilities in Chicago, IL; Phoenix, AZ; and Orange County, CA.  The Company’s strategy is to develop locally branded, comprehensive health care delivery networks in urban markets.  Vanguard will pursue acquisitions where management identifies opportunities to enhance existing delivery networks, or where there are opportunities to partner with leading delivery systems in new urban markets.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby.  These forward-looking statements include all statements that are not historical statements of fact and those statements regarding Vanguard’s intent, belief or expectations.  Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause Vanguard’s actual outcomes, results, performance or achievements to be materially different from those projected.  These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in the Vanguard’s debt agreements; Vanguard’s ability to successfully implement its business strategies; Vanguard’s ability to successfully integrate any future acquisitions; the highly competitive nature of the health care business; possible changes in the Medicare and Medicaid programs that may limit reimbursement to health care providers and insurers; changes in Federal, state or local regulation affecting the health care industry; the possible enactment of Federal or state health care reform; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; changes in accounting practices; changes in general economic conditions; the ability to enter into managed care provider and other payer arrangements on acceptable terms; the efforts of insurers, managed care payers, employers and others to contain health care costs;  the availability and terms of capital to fund the expansion of Vanguard’s business; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s annual reports on Form 10-K and its quarterly reports on Form 10-Q.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition.  Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.